UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 13, 2007

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

$1.9 Billion Bridge Loan Facility

On November 13, 2007, Danaher Corporation (“Danaher”) and certain of its subsidiaries entered into a $1.9 billion revolving bridge loan facility (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Book Manager, and a syndicate of lenders from time to time party thereto, including UBS Loan Finance LLC. The Credit Agreement expires on the earlier of (1) November 11, 2008 and (2) in the event that a majority of the outstanding shares of Tektronix, Inc. common stock (together with any Tektronix, Inc. common stock already owned by Danaher or its subsidiaries) on a fully diluted basis (but excluding any shares of common stock issuable upon conversion of Tektronix’s outstanding notes) have not been validly tendered, and not withdrawn, pursuant to the cash tender offer dated October 18, 2007 (the “Tender Offer”) by a subsidiary of Danaher to acquire all of the outstanding shares of Tektronix, Inc., or other conditions precedent to the closing of the Credit Agreement have not been satisfied, in each case by February 28, 2008, February 28, 2008. The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is referenced as Exhibit 10.1 hereto and is incorporated by reference herein.

Borrowings under the revolving bridge loan facility bear interest as follows: (1) Eurodollar Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to London inter-bank offered rate plus a margin of between 13.5 and 32 basis points, depending on Danaher’s credit rating from time to time, plus a specified, per annum mandatory cost intended to compensate the lenders for the cost of complying with certain regulatory requirements; and (2) Base Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the higher of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, and (b) the Prime Lending Rate as published in The Wall Street Journal from time to time. In addition, Danaher is required to pay a per annum facility fee of between 4 and 8 basis points (depending on Danaher’s credit rating from time to time) based on the aggregate commitments under the Credit Agreement, and in certain circumstances a utilization fee of between 5 and 10 basis points (depending on Danaher’s credit rating from time to time) based on the outstanding borrowings under the Credit Agreement. In the event that the credit ratings assigned to Danaher by nationally recognized debt rating agencies are downgraded as set forth in the Credit Agreement, the interest rate, facility fees and utilization fees under the revolving bridge loan facility are subject to incremental upward adjustments. The Credit Agreement requires Danaher to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. The revolving bridge loan facility is required to be prepaid with the net cash proceeds of certain equity or debt issuances by Danaher or any of its subsidiaries. The revolving bridge loan facility is prepayable at Danaher’s option in whole or in part without premium or penalty, subject to the prepayment of an additional fee, under certain circumstances.

Danaher’s obligations under the Credit Agreement are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement.

The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: enter into agreements restricting such subsidiaries from making payments to or guaranteeing the obligations of Danaher; incur liens; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control would constitute an event of default under the Credit Agreement. Danaher intends to use the Credit Agreement as credit support for Danaher’s Global Commercial Paper Program and for working capital and other general corporate purposes.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Increase of U.S. Commercial Paper Program

On November 14, 2007, concurrently with entering into the Credit Agreement described above, Danaher increased the size of its U.S. Commercial Paper Program (which program was previously described in Danaher’s Current Report on Form 8-K, filed on May 11, 2006). After giving effect to such increase, the principal amount of outstanding unsecured commercial paper notes under Danaher’s Global Commercial Paper Program may not exceed $3,400,000,000.

Danaher anticipates using a portion of the proceeds from issuances under the Global Commercial Paper Program, together with a combination of available cash and other borrowings, for the proposed acquisition by Danaher of Tektronix, Inc. pursuant to the Tender Offer.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement—$1.9 Billion Bridge Loan Facility” is incorporated by reference into this Item 2.03. In addition, the information described above under “Item 1.01. Entry into a Material Definitive Agreement—Increase of U.S. Commercial Paper Program,” to the extent such obligations constitute a payment obligation under a borrowing arrangement that is scheduled to mature in one year or more, also is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 13, 2007, among Danaher Corporation, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Book Manager, UBS Securities LLC, as Senior Managing Agent, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 13, 2007, among Danaher Corporation, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Book Manager, UBS Securities LLC, as Senior Managing Agent, and the lenders referred to therein.